UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2014

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of principal executive offices) (Zip Code)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

This Form 8-K is being furnished solely to correct one typographical error in slide 80 of the Global Partners LP, 2014 Investor Day Presentation, November 11, 2014 (the “Investor Presentation”). The third quarter 2014 product margin for the Gasoline Distribution and Station Operations segment in the third bullet on Slide 80 was incorrectly reported up $27.8 million year-over-year.  The bullet with the corrected amount is as follows:

  Q3 2014 GDSO product margin up $15.5M YOY due to strong fuel margins and increased contribution from station operations

Global Partners LP (the “Partnership”) has posted the corrected version of the Investor Presentation in the “Presentations” section of its website at www.globalp.com.

The information furnished pursuant to Item 7.01 in this report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 19, 2014

GLOBAL PARTNERS LP
		By:	Global GP LLC,
Its general partner

		By:	/s/ Edward J. Faneuil
		Name:	Edward J. Faneuil
		Title:	Executive Vice President, General Counsel and Secretary